CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-84333 and No. 333-33603) of Met-Pro Corporation of our report dated May 28, 2004 relating to the financial statements and financial schedule of Met-Pro Corporation Retirement Savings Plan which appears in this Form 11-K.

Margolis & Company, P.C.
Bala Cynwyd, Pennsylvania
June 28, 2004